Exhibit 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

Irvine, CA (March 19, 2015) DecisionPoint™ Systems, Inc. (OTCQB: DPSI and OTCQB: DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Applications solutions, today reported financial results for the fourth quarter and year ended December 31, 2014. Sales increased by 17.5% for the quarter and by 6.4% for the year compared to the comparable period in 2013. The Company reported net income for the quarter versus a net loss in the comparable quarter of the prior year, and net income for the full year compared to a net loss in 2013. EBITDA for the year increased by $5.4 million and Adjusted EBITDA increased by $4.4 million.

Interim CEO James De Socio commented, “The strong performance in the fourth quarter is an indicator of the success we are having from the combination of increasing sales and careful expense control. Now our challenge is to report a continuing trend of growth and profitability.”

For the year ended December 31, 2014 net sales were $64.5 million with net income of $524,000; after taking into account preferred dividends paid or imputed, we had a loss of $817,000 or $0.07 loss per share. For 2013, we had sales of $60.7 million, with a net loss of $5.2 million or $0.80 loss per share after accounting for preferred dividends. For the fourth quarter of 2014, sales were $17.2 million with net income of $1.2 million or $0.03 per share fully diluted after accounting for preferred dividends, compared to sales of $14.6 million in the fourth quarter of 2013, with a net loss of $1.8 million or $0.32 loss per share after dividends. The sales increase is attributable to hardware sales, professional services and support solutions from our relationships with our existing customers and a number of new customers through our software development group.

CFO Michael Roe said, “We paid all preferred dividends declared in 2014 in cash in 2014 and early 2015. Debt was more than $1 million lower at December 31, 2014 than at December 31, 2013. Silicon Valley Bank extended our credit line for another two years, with the potential for further decreases in the interest rate based on milestones. Interest expense was down year-to-year, as a result of the decreased debt.

“We are particularly pleased to report that SG&A expense for the year decreased by over $5.0 million”, Mr Roe said, “dropping to $13.3 million from $18.3 million. In addition, gross profit margin for 2014 increased to 22.0%, vs 21.0% in 2013. As a result of our internally generated cash flow our balance sheet continued to improve. Cash was $1.6 million at December 31, 2014, compared to a year-earlier balance of $641,000. Accounts receivable was up, as was inventory.”

EBITDA and Adjusted EBITDA are non-GAAP measurements that are commonly used in our industry to gauge performance. A reconciliation to GAAP is provided in the tables that follow the report. For 2014, EBITDA was $2.9 million versus $(2.5 million) a year earlier. Adjusted EBITDA was $2.7 million, compared to $(1.7 million) for 2013.

Conference Call:

The Company’s management team will host a conference call to discuss its results for fourth quarter and year ended December 31, 2014 today, at 9:00 am ET.

Participants should dial into the call ten minutes before the scheduled time using the following numbers: 1-888-348-3873 (USA) or +1-412-902-4234 (international) to access the call.

Audio Webcast:

There will also be a simultaneous live webcast through the Company’s website, www.decisionpt.com and selecting the investor tab. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay:

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-877-870-5176 (USA) or +1-858-384-5517 (international) and using passcode 10061634.

For those unable to attend to the live webcast, it will be archived shortly following the event for 30 days in the Investors section of the Company's website.

About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance, and achievements.  Known risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to its forward-looking statements to reflect events or circumstances after the date hereof, including without limitation unanticipated events or changes in the Company's plans or expectations.

Contacts:

DecisionPoint™ Systems, Inc.
Michael Roe

Chief Financial Officer

(949) 465-0065 ext. 25

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)
len@allencaron.com

(949) 474-4300

-FINANCIAL TABLES FOLLOW-

2

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2014	2013
ASSETS
Current assets
Cash	$1,616	$641
Accounts receivable, net	11,497	10,504
Due from related party	-	188
Inventory, net	2,035	1,533
Deferred costs	3,177	3,809
Deferred tax assets	13	49
Prepaid expenses and other current assets	89	188
Total current assets	18,427	16,912
Property and equipment, net	145	136
Other assets, net	124	165
Deferred costs, net of current portion	1,314	1,807
Goodwill	8,202	8,395
Intangible assets, net	2,045	3,907
Total assets	$30,257	$31,322
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$10,000	$9,774
Accrued expenses and other current liabilities	2,755	2,804
Lines of credit	5,811	3,883
Current portion of debt	813	1,474
Due to related parties	73	77
Accrued earn out consideration	-	319
Unearned revenue	6,918	7,481
Total current liabilities	26,370	25,812
Long term liabilities
Unearned revenue, net of current portion	2,015	2,481
Debt, net of current portion and discount	1,580	1,961
Accrued earn out consideration, net of current portion	-	149
Deferred tax liabilities	460	740
Warrant liability	519	803
Other long term liabilities	226	249
Total liabilities	31,170	32,195
Commitments and contingencies	-	-
STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 and 1,514,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,295 and $1,956, and with a liquidation preference of $13,640 and $13,232 at December 31, 2014
and 2013, respectively	12,822	12,193
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of December 31, 2014,
and December 31, 2013	13	13
Additional paid-in capital	17,252	17,231
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(30,292)	(29,475)
Unearned ESOP shares	(484)	(629)
Accumulated other comprehensive income	(19)	(1)
Total stockholders’ deficit	(913)	(873)
Total liabilities and stockholders' deficit	$30,257	$31,322

3

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Net sales	$17,181	$14,625	$64,546	$60,692

Cost of sales	13,383	11,749	50,372	47,965

Gross profit	3,798	2,876	14,174	12,727

Selling, general and administrative expense	3,170	4,357	13,331	18,338
Adjustment to acquisition earn-out and bonus obligations	(86)	-	(86)	(820)

Operating income (loss)	714	(1,481)	929	(4,791)

Other expense (income):
Interest expense	209	236	867	959
Fair market value adjustment of warrant liability	(30)	(130)	(284)	(296)
Other income, net	31	(21)	19	(37)
Total other expense	210	85	602	626

Income (loss) before income taxes	504	(1,566)	327	(5,417)

Provision (benefit) for income taxes	(716)	267	(197)	(199)

Net income (loss)	1,220	(1,833)	524	(5,218)

Common stock deemed dividend	-	(263)	-	(263)
Cumulative and imputed Series A and B
preferred stock dividends	(27)	(27)	(108)	(108)
Accrued paid-in-kind dividends
on Series D and Series E preferred stock	-	(289)	-	(289)
Cash and Imputed dividends on Series D preferred stock	(312)	-	(1,233)	(580)
Imputed contingent beneficial converion
on Series D preferred stock	-	(1,343)	-	(1,343)

Net income(loss) attributable to common shareholders	$881	$(3,755)	$(817)	$(7,801)

Net income (loss) per share -
Basic	$0.07	$(0.32)	$(0.07)	$(0.80)
Diluted	$0.03	$(0.32)	$(0.07)	$(0.80)

Weighted-average shares outstanding -
Basic	12,397,511	11,834,999	12,356,270	9,802,810
Diluted	31,422,108	11,834,999	12,356,270	9,802,810

4

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$524	$(5,218)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,754	1,967
Amortization of deferred financing costs and note discount	153	181
Employee and Director stock-based compensation	119	76
Adjustment to acquisition related earn-out and bonus obligations	(86)	(820)
Change in fair value of warrants	(284)	(296)
Loss on disposal of property and equipment	5	13
ESOP compensation expense	47	138
Allowance for doubtful accounts	(46)	142
Deferred taxes, net	(197)	(271)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(976)	1,615
Due from related parties	181	-
Inventory, net	(502)	(723)
Deferred costs	1,123	462
Prepaid expenses and other current assets	106	126
Other assets, net	11	(18)
Accounts payable	314	(1,296)
Accrued expenses and other current liabilities	6	(103)
Due to related parties	(84)	76
Unearned revenue	(983)	(284)
Net cash (used in) provided by operating activities	1,185	(4,233)
Cash flows from investing activities
Capital expenditures	(63)	(45)
Net cash used in investing activities	(63)	(45)
Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	1,931	459
Proceeds from the issuance of term debt	-	1,000
Repayment of debt	(1,153)	(2,082)
Issuance of convertible series E preferred stock	-	4,090
Paid financing costs associated with convertible preferred stock offering	-	(597)
Dividends paid	(748)	(423)
Paid financing costs	(100)	(119)
Payments for contingent acquisition liability	(84)	-
Common stock issued in private placement, net of costs	-	403
Warrants classified as a liability in connection with common stock private placement	-	1,099
Net cash provided by (used in) financing activities	(154)	3,830
Effect on cash of foreign currency translation	7	(14)
Net increase (decrease) in cash	975	(462)
Cash at beginning of year	641	1,103
Cash at end of year	$1,616	$641

Supplemental disclosure of cash flow information:
Interest paid	$803	$1,019
Income taxes paid	89	258
Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$340	$265
Imputed dividends as contingent beneficial converion on series D preferred stock	-	1,343
Accrued PIK dividends on series D and Series E preferred stock	-	289
Warrants issued in connection with common stock private placement	-	1,099
Warrants issued in connection with convertible series E preferred stock	-	278
Settlement of earn-out obligation with convertible note payable	291	-
Payment of accrued dividends through issuance of PIK shares	289	-

5

Non-GAAP Financial Measures:

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, namely earnings before interest, taxes, depreciation and amortization (EBITDA). The Company’s management believes this non-GAAP measure provides investors with a better understanding of how the results relate to the Company’s historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial measures appears below:

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
EBITDA Calculation:

Net loss	$1,220	$(1,833)	$524	$(5,218)
Depreciation and amortization	423	470	1,754	1,967
Interest expense	209	236	867	959
Income tax provision (benefit)	(716)	267	(197)	(199)
EBITDA	$1,136	$(860)	$2,948	$(2,491)

Adjusted EBITDA Calculation:

EBITDA	1,136	(860)	2,948	(2,491)
Stock compensation	30	45	119	76
ESOP compensation	10	59	47	138
Deferred taxes	(188)	(266)	(197)	(271)
Fair market value adjustment of warrant liability	(30)	(130)	(284)	(296)
Adjustment to earn-out obligations	(86)	-	(86)	(820)
Restructuring costs	-	430	142	430
Capital raising costs	-	270	-	1,570
Adjusted EBITDA	$872	$(452)	$2,689	$(1,664)